Filed pursuant to Rule 424(b)(3)
Registration Statement on Form F-6
Registration No. 333-156798

[FORM OF ADR]

Number:____________	CUSIP NUMBER: 29759W101

American Depositary Shares ( four (4) American Depositary Shares representing the right to receive one (1) fully paid Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

of

DELHAIZE GROUP

(Incorporated under the laws of Belgium)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter “ADSs”), representing deposited ordinary shares, including evidence of rights to receive such ordinary shares (the “Shares”), of Delhaize Group, a société anonyme organized under the laws of Belgium (the “Company”).  As of the date of the Deposit Agreement (as hereinafter defined), four (4) ADSs represent the right to receive one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank International Plc, London (the “Custodian”).  The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement.  The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

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(1) The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts ( “ ADRs ” or “ Receipts ” ), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of May 3, 2013 (as amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder.  The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian.  Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Association, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the ADSs into DTC.  Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.  The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section 2.14 of the Deposit Agreement.

(2) Surrender of Receipts and Withdrawal of Shares.  The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by such ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Articles of Association and of any applicable laws and the rules of any book-entry settlement entity (including any Settlement System), and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so cancelled, of the Articles of Association, of any applicable laws and of the rules of any book-entry settlement entity (including any Settlement System), and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of the Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.  The Depositary will not deliver Deposited Securities except upon receipt and cancellation of ADSs.

(3) Transfers, Split-Ups, and Combinations of Receipts.  The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents with notice to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary and notify the Company of such appointment.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and shall be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary with notice to the Company.  Each co-transfer agent appointed pursuant to Section 2.6 of the Deposit Agreement shall give notice in writing to the Depositary and Company accepting such appointment and agreement to be bound by the applicable terms of this Deposit Agreement.  Co-transfer agents may be appointed or removed from appointment by the Depositary with notice to the Company.

(4) Limitations on Execution and Delivery, Transfer and Surrender
 of Receipts.    As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any ADSs, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian or the Registrar may require (i) payment from the depositor of Shares or the presenter of the ADSs or Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B of the Deposit Agreement, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature, and (iii)  compliance with any (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities, (B) the provisions of the Articles of Association and applicable resolutions or regulations adopted by the Company's board of directors, and (C) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.8 of the Deposit Agreement, and applicable law.

 The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or a Settlement System are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or authority or commission, or any securities exchange on which the ADSs or Shares are listed or under any provision of the Deposit Agreement, or under any provision of, or governing, the Deposited Securities, or because of a meeting of the holders of the Shares, or for any other reason, subject, in all cases, to the provisions of Section 7.7 of the Deposit Agreement.

 Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or Settlement System (when applicable) or the deposit of Shares in connection with voting at a meeting of the holders of Shares, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs, Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 under the Securities Act of 1933 (as such General Instructions may be amended from time to time).  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless (i) a registration statement is in effect as to such Shares or (ii) the deposit is made upon terms contemplated in Section 2.15 of the Deposit Agreement.

(5) Disclosure of Interest.  The Company has advised the Depositary and the parties to the Deposit Agreement acknowledge that, Belgian law and the Articles of Association, as in effect on the date of the Deposit Agreement, provides that:

(a)           Any person or legal entity, which owns or acquires securities of the Company granting voting rights (including Shares) (either directly or by ownership of ADSs or both), whether representing the share capital or not, must disclose to the Company and to the Belgian Financial Services and Markets Authority the number of securities that such person or legal entity owns, alone or jointly with one or several other persons or legal entities, when the voting rights attached to such securities amount to 3 percent or more of the total of the voting rights existing when the situation triggering the disclosure obligation occurs. Such person or legal entity must make the same disclosure in the event of a transfer or of an additional acquisition of such securities when, after such transaction, the voting rights attached to securities owned by such person or legal entity amount to 5 percent, 10 percent, and so on by blocks of 5 percent of the total of the voting rights existing when the situation triggering the disclosure obligation occurs, or when the voting rights attached to securities owned by such person or legal entity fall below one of the thresholds referred to in this sub paragraph (a) and Section 3.7(a) of the Deposit Agreement;

(b)           Any person or legal entity which acquires or transfers, alone or jointly, the direct or indirect control of a corporation or other legal entity which owns 3 percent at least of the voting rights of the Company (either directly or by ownership of ADSs or both) must disclose such acquisition or transfer to the Company and to the Belgian Financial Services and Markets Authority;

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(c)           A disclosure described above is also required when, as a result of events changing the breakdown of voting rights, the percentage of the voting rights attached to the voting securities reaches, exceeds or falls below the thresholds referred to in paragraph (a) above and Section 3.7(a) of the Deposit Agreement, even when no acquisition or disposal of securities has occurred (e.g., as a result of a capital increase or a capital decrease of the Company). A disclosure is equally required when persons or legal entities enter into, modify or terminate an agreement of action in concert, when as result thereof, the percentage of the voting rights subject to the action in concert or the percentage of the voting rights of one of the parties to the agreement of action in concert reaches, exceeds or falls below the thresholds referred to in sub paragraph (a) above and Section 3.7(a) of the Deposit Agreement;

(d)           Disclosure statements referred to in the preceding sub paragraphs and Sections 3.7(a), (b), and (c) of the Deposit Agreement must be addressed to the Belgian Financial Services and Markets Authority (whose offices are currently located Rue du Congrès 12-14, 1000 Brussels, Belgium) and to the board of directors of the Company at the latest the fourth trading day in Euronext Brussels following the day on which (i) the person or legal entity is aware of the acquisition or the disposal or the possibility of exercising voting rights, or, having regard to the circumstances, should have been aware of it, regardless of the date on which the acquisition, disposal or possibility of exercising voting rights takes effect, (ii) the person or legal entity is aware of the event changing the break down of voting rights, (iii) an agreement of action in concert is entered into, modified or terminated, or (iv) for securities acquired by succession, the succession is accepted by the heirs, as the case may be, under the benefit of inventory (as such term is defined under Belgian law);

(e)           Unless otherwise provided by legal provisions in force, no one will be allowed to vote at a meeting of the holders of the Shares a number of securities greater than the number validly disclosed, to the extent required, at the latest twenty (20) days before such meeting, in compliance with legal provisions in force and with the Articles of Association; and

(f)           ADSs are assimilated by Belgian law to securities of the Company granting voting right, such as Shares. As a result thereof, the disclosure requirements and limitations set out in paragraphs (a) to (e) above and Sections 3.7(a) to (e) of the Deposit Agreement are applicable to any Beneficial Owner by reference to the number of both ADSs and Shares (that are not Deposited Securities) beneficially owned by such Beneficial Owner.

This paragraph (5) and Section 3.7 of the Deposit Agreement is a summary of the applicable provisions of Belgian law, as in effect as of the date of the Deposit Agreement regarding disclosure of interests in the Company and shall not limit the obligations of Holders and Beneficial Owners to comply with all relevant provisions of Belgian law, as applicable from time to time.

Each Holder and Beneficial Owner shall be deemed to have authorized the Depositary and the Custodian to comply with any request from the Company or any competent authority to disclose any information about any interest or any transaction of such Holder or Beneficial Owner in ADSs or Shares.

(6) Compliance with Information Requests.   Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of Euronext Brussels, The New York Stock Exchange, Inc., and any other stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Articles of Association, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(7) Ownership Restrictions.  Notwithstanding any other provision in the Deposit Agreement or any Receipt, but subject to applicable law, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association.  The Company may also restrict, in such manner as it deems appropriate, but subject to applicable law, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs, owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association.  Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this paragraph (7) or Section 3.5 of the Deposit Agreement.

(8) Liability for Taxes.  If any tax or other governmental charge shall become payable with respect to any ADSs or any Deposited Property represented by any ADSs, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner of such ADSs or Deposited Securities represented by such ADSs to the Depositary.  The Depositary may refuse the deposit of Shares, refuse to issue ADSs, to deliver Receipts, to effect registration of transfer of such ADSs or any transfer or withdrawal of Deposited Property represented by ADSs until such payment is made, and the Company or the Depositary may withhold any dividends or other distributions, or the Depositary may sell for the account of the Holder thereof and/or a Beneficial Owner any part or all of the Deposited Property represented by the ADSs, and the Company or the Depositary, as applicable, may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax (including applicable interest and penalties) or other governmental charge and the Holder and Beneficial Owner shall remain liable for any deficiency.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

(9) Representation and Warranties on Deposit of Shares.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued and outstanding, fully paid and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.15 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(10) Filing Proofs, Certificates, And Other Information.  Any person presenting Shares for deposit or any Holder and any Beneficial Owner of ADSs may be required and every Holder and Beneficial Owner agrees from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or other information and to make such representations and warranties, as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and the applicable ADR(s).  The Depositary may withhold the execution or delivery or registration of transfer of any Receipt or ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Property until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties are made to the Depositary's reasonable satisfaction or as the Company may reasonably require by written request to the Depositary.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal.  Nothing herein or in the Deposit Agreement shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(11) Charges of Depositary.  The Depositary shall charge the following fees:

(i)     Issuance Fee:  to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (v) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)  Cancellation Fee:  to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or to any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)  Cash Distribution Fee:  to any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)  Stock Distribution /Rights Exercise Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) stock dividends or other free stock distributions or (b) exercise of rights to purchase additional ADSs;

(v)  Other Distribution Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares); and

(vi)  Depositary Services Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i)  taxes (including applicable interest and penalties) and other governmental charges;

(ii)  such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)  such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv)  the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)  such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)  the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All fees and charges may, at any time and from time to time, be changed by agreement in writing between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in Section 6.1 of the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established by the Depositary pursuant to Section 4.6 of the Deposit Agreement.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary services fee, the Depositary will invoice the applicable Holders as of the applicable record date established by the Depositary pursuant to Section 4.6 of the Deposit Agreement.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from in writing from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree in writing from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement in writing between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3)  months.  The charges and expenses of the Custodian and Registrar are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, such right shall extend for only those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal, and such Depositary shall have no right to receive payment of any fees, charges and expenses incurred after the effectiveness of such resignation or removal.

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(12) Title to ADRs.  It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(13) Validity of ADR.  The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

(14) Reports; Available Information.  The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of record of the Deposited Securities and (b) made generally available to the holders of such Deposited Property by the Company.  The Depositary shall also, upon written request, send to the Holders copies of such reports furnished by the Company pursuant to Section 5.6 of the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulation of the Commission.   The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or submit certain reports with the Commission.  These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C.  20549.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar		CITIBANK, N.A. as Depositary

By:		By:
	Authorized Signatory		Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(15) Dividends and Distributions in Cash, Shares, etc.

Whenever the Company intends to make a distribution of a cash dividend or other cash distribution on any Deposited Securities, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the receipt of such notice, the Depositary shall establish the record date upon the terms described in Section 4.6 of the Deposit Agreement.  Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Property held in respect of ADSs under the terms hereof, the Depositary shall, subject to the provisions of Section 4.5 of the Deposit Agreement, (i) convert such dividend or distribution into Dollars, (ii) if applicable and unless previously established, establish the record date upon the terms described in Section 4.6 of the Deposit Agreement and (iii) as promptly as practicable distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement, if applicable) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holders shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  The Company or its agent will remit to the appropriate tax authorities in Belgium all amounts, if any, withheld and owing to such tax authorities.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, tax or other authorities and the Depositary, the Company, the Custodian or their respective agents may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders.

Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia,  the date applicable to holders of Deposited Securities entitled to receive such elective distribution and indicating whether or not it wishes such elective distribution to be made available to Holders of ADSs.  Upon the receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement.  If the above conditions are not satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 of the Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made by the Company in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1(a) of the Deposit Agreement or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.2 of the Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 of the Deposit Agreement and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Any distribution in cash shall be made upon the terms described in Section 4.1(a) of the Deposit Agreement, and any distribution in ADSs shall be made upon the terms described in Section 4.3 of the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Subject to the provisions of Section 4.11 of the Deposit Agreement and Section 5.9 of the Deposit Agreement, whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to the Holders of ADSs.  Whenever the Depositary shall receive a distribution other than cash, Shares or rights to purchase additional Shares, and upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall cause such securities or other property received by it to be distributed as promptly as reasonably practicable to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem lawful and reasonably practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders or Beneficial Owners) the Depositary reasonably deems such distribution not to be reasonably practicable, the Depositary may adopt such method as it may deem lawful and reasonably practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the date applicable for determining holders of Deposited Securities entitled to receive such distribution.  Upon the receipt of such notice from the Company, the Depositary shall establish a record date upon the terms described in Section 4.6 of the Deposit Agreement.  Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall, if the Company shall so request, distribute as promptly as reasonably practicable to the Holders entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, additional ADSs representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and Exhibit B of the Deposit Agreement.  In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  If additional ADSs are not so distributed (i.e., if the Company requests that no additional ADSs representing the amount of Shares received as dividend or free distribution be distributed to the Holders), each American Depositary Share shall thenceforth, to the extent permitted by law, also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Whenever the Company intends to distribute to the holders of any Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying inter alia, the date applicable for determining holders of Deposited Securities entitled to receive such distribution and stating whether or not it wishes such rights to be made available to Holders of ADSs.  Upon the receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that it is reasonably practicable to make such rights available to Holders.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in below.  In the event all conditions set forth above are satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 of the Deposit Agreement and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the purchase price and of the applicable (I) fees and charges of, and expenses incurred by, the Depositary and (II) taxes), and (z) to deliver ADSs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive reasonably satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement  or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem reasonably practicable.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1 (a) of the Deposit Agreement.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with such rights.

Notwithstanding anything to the contrary Section 4.4 of the Deposit Agreement, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company or the Depositary to make such rights or such securities available to Holders and to sell the securities represented by such rights, the Depositary will not make such rights available to the Holders (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be made available, in each case reasonably satisfactory to the Depositary, to the effect that the offering  of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and reasonably practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

(16) Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a date by the Company for the determination of holders of Shares entitled to vote at any meeting of holders of the Shares or entitled to receive any distribution or proceeds (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Share(s) represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of the Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company to the extent reasonably practicable, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or proceeds, to give instructions for the exercise of voting rights at any such meeting or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Share(s) represented by each ADS. The Depositary shall make reasonable efforts to establish the record date upon the terms described in  Section 4.6 of the Deposit Agreement as closely as possible to the applicable date for the Deposited Securities (if any) set by the Company. Subject to applicable law and the other terms and conditions of the Deposit Agreement, only the Holders at the close of business in New York on the record date established by the Depositary upon the terms described in Section 4.6 of the Deposit Agreement shall be entitled to receive such distribution or proceeds, to give instructions for the exercise of voting rights at any such meeting or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Share(s) represented by each ADS.

(17) Voting.

(a) Distribution of Voting Information.  As soon as practicable after receipt by the Depositary of notice of any meeting of the holders of Shares, the Depositary shall distribute to the Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (i) such information as is contained in such notice of meeting received by the Depositary from the Company, (ii) a statement that the Holders as of the close of business on a record date established by the Depositary upon the terms described in Section 4.6 of the Deposit Agreement(“Voting Holders”) will be entitled to give instructions to the Depositary as to the exercise of the voting rights (“Voting Instructions”), if any, pertaining to the number of their Shares represented by their ADSs, (iii) a statement as to the manner in which such instructions may be given, including the following express indications: (x) that no voting rights will be exercised by the Depositary if it does not receive such instructions by the date established by the Depositary for such purpose (“Voting Instructions Date”), and (y) that a Voting Instruction which does not clearly identify the Voting Holder will be deemed by the Depositary, and if so deemed by the Depositary then so deemed by the Company, to be null and void, and (iv) information on how the Voting Holder may instruct the Depositary to vote.

(b) Voting.   Upon (i) receipt of a valid Voting Instructions from a Voting Holder received on or before the Voting Instructions Date, and (ii) compliance with the conditions described herein, the Depositary shall endeavor, insofar as practicable and subject to any applicable laws and provisions of the Deposit Agreement and the Articles of Association, to cause to be voted the number of Deposited Securities represented by such Voting Holder's ADSs in accordance with the Voting Instructions.  The Depositary agrees not to vote, cause to be voted or attempt to exercise the right to vote that attaches to any Shares, other than in accordance with valid Voting Instructions given in compliance with this paragraph (17) and Section 4.7 of the Deposit Agreement.

The right of any Voting Holder to give instructions to the Depositary as to the exercise of voting rights or the right of any Voting Holder to vote withdrawn Deposited Securities in person or by proxy may be limited if such Holder fails to comply with the disclosure of interest requirements described in Sections 3.4, 3.5, 3.6 and 3.7 of the Deposit Agreement.

Unless otherwise indicated in the notice distributed by the Depositary pursuant to Section 4.7(a) of the Deposit Agreement, if the Depositary receives from a Holder (who has otherwise satisfied all conditions to voting contemplated herein) Voting Instructions which fail to specify the manner in which the Depositary is to vote the Shares represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of all resolutions for which the Company’s board of directors recommends approval.

(c) General.  The Depositary agrees, upon the request of Company, to provide to the Company copies of the Voting Instructions it receives (in the case of Voting Instructions received from Holders by any electronic means, a tabulation of such Voting Instructions) as promptly as practicable, and at the latest two (2) business days prior to any upcoming meeting date, upon receipt thereof.

Holders who have delivered Voting Instructions agree that such Voting Instruction may, at the request of the Company, be disclosed by the Company, for purposes of compliance with Belgian law, in connection with any meeting of the holders of the Shares, whether prior, during or after such meeting.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in Section 4.7(a) of the Deposit Agreement sufficiently prior to the Voting Instructions Date to ensure that the Depositary will vote the Shares in accordance with the provisions set forth in Section 4.7 of the Deposit Agreement.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, subject to the discretion of the Company, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of the holders of the Shares, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials); provided, that, upon request of any Holder, the Depositary timely distributes to such Holder the materials provided to the Depositary in connection with any meeting of the holders of the Shares.

Notwithstanding anything else contained in the Deposit Agreement or any Receipt to the contrary, and to the extent not prohibited by law or regulation, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.7 of the Deposit Agreement).

(18) Changes Affecting Deposited Securities.  In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for, or in conversion of, or in respect of, Deposited Securities, shall, to the extent not prohibited by law, be treated as new Deposited Property under the Deposit Agreement, and ADSs shall thenceforth represent the rights and interests in the new Deposited Property so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, issue additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically representing rights and interests in such new Deposited Property.  In giving effect to such change in nominal value, change in par value, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company reasonably satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a dividend in Shares, (ii) amend the Deposit Agreement and the applicable Receipts, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding Receipts to be exchanged for new Receipts, and (v) take such other actions as are reasonably requested by the Company.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new ADSs and new form of Receipts.  Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1(a) of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(19) Prevention or Delay in Performance by the Depositary or the Company; Exoneration.  None of the Depositary, the Company, and any of their respective directors, officers, employees, agents and Affiliates shall incur any liability to any Holder or Beneficial Owner of any ADSs, if by reason of any provision of any present or future law or regulation of the United States or Belgium or any other country, or of any governmental or authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, the Company or any of their respective directors, officers, employees, agents or Affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which must be done or performed under or in connection with the Deposit Agreement; nor shall the Depositary, the Company or any of their respective directors, employees, officers, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any ADSs by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which must be performed under or in connection with the Deposit Agreement , by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, or for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering for the account of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

(20) Obligations of the Depositary, the Custodian and the Company; Standard of Care.  The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Property), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or  after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence or bad faith.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

(21) Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement) or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.  The Depositary may at any time be removed as Depositary by the Company by written notice of such removal, which removal shall become effective upon the later to occur of (i) the 60th day after delivery of the notice to the Depositary, or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.  In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all Depositary's right, title and interest in the Deposited Property to such successor, and shall deliver to such successor a list of the Holders of all outstanding ADSs together with copies of such records relating to ADSs as the Company or the successor depositary may reasonably request.  Any such successor depositary shall promptly provide notice of its appointment to the Holders.  Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22) Amendment.  The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding ADSs.  Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of any applicable laws.  Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners.

(23) Termination.  The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by providing notice of such termination to the Company and the Holders all ADSs then outstanding if at any time sixty (60) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement.  On and after the date of termination, the Holder of ADSs will, upon (a) Delivery of ADSs to the Depositary, (b) payment of the fee of the Depositary for the withdrawal of Deposited Securities referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by his/her ADSs.  If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Holder thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of thirty (30) days from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

(24) Compliance with U.S. Securities Laws.  Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of any Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25) Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this paragraph (25) and Section 2.11 of the Deposit Agreement, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release”).  The Depositary may receive ADSs in lieu of Shares under (i) above (which ADSs will promptly be canceled by the Depositary upon receipt by the Depositary) and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release with any one person on a case-by-case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).